UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2006
GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	000-51277 (Commission File Number)	41-1997390 (I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN (Address of principal executive offices)	56241-0216 (Zip Code)
(320) 564-3100
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
     The December 22, 2006, resignation of key management personnel from their positions as executive officers of Granite Falls Energy, LLC (“Granite Falls”) pursuant to the Operating and Management Agreement (“Management Agreement”) between Glacial Lakes Energy, LLC (“Glacial Lakes”) and Granite Falls has effectively terminated the Management Agreement. Pursuant to the terms of the Management Agreement, Glacial Lakes provided operating and management services to the Granite Falls ethanol plant in exchange for $35,000 per month and an annual bonus of three percent of net income generated by the Granite Falls facility. Granite Falls and Glacial Lakes are currently negotiating an agreement regarding termination of the Management Agreement.
Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers
     On December 22, 2006, Terry Little and Doyle Thompson, two members of the Granite Falls board of governors appointed by Glacial Lakes, resigned from their appointed positions as representatives of Glacial Lakes on the Granite Falls board. Similarly, Terry Mudgett, an alternate member of the Granite Falls Board appointed by Glacial Lakes, resigned on the same date. Glacial Lakes has not yet appointed replacement governors as provided in the Granite Falls Fifth Amended and Restated Operating and Member Control Agreement.
     On December 22, 2006, Tom Brahnan, the Chief Executive Officer of Granite Falls and Michael Nealon, one of the two Chief Financial Officers of Granite Falls, resigned from their executive positions. Upon the resignation of the Granite Falls Chief Executive Officer, Tracey Olson, who had been serving as an advisor to the Granite Falls board, assumed the position of Chief Executive Officer. Stacie Schuler, the second Chief Financial Officer of Granite Falls, will continue in her role as Chief Financial Officer of Granite Falls.
     Prior to assuming the position of Chief Executive Officer of Granite Falls, Mr. Olson, age 40, served as an advisor to the Granite Falls board of governors since October 2006. Prior to that Mr. Olson worked for Fagen Engineering, LLC of Granite Falls, Minnesota at various positions from 1996 to 2006. Mr. Olson’s most recent position at Fagen Engineering, LLC was the Vice President of Electrical Engineering, which he had held for approximately one year. Prior to serving as the Vice President of Electrical Engineering, Mr. Olson had been an electrical engineering department head. In consideration of Mr. Olson’s services as Chief Executive Officer, Mr. Olson will receive a monthly base salary of $8,500 plus any expenses reasonably related to the execution of his duties as Chief Executive Officer. At the time of this report Granite Falls did not have a written employment agreement with Mr. Olson.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC
Date: December 29, 2006	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer